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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Following is a list of the subsidiaries of the Registrant:

                                                          Jurisdiction of
Name of Subsidiary                                        Incorporation
------------------                                        -------------
InterConnections, Inc.                                    California

Emulex Caribe, Inc.                                       Delaware

Emulex Corporation                                        California

Emulex Europe Limited                                     United Kingdom

Emulex Foreign Sales Corporation                          U.S. Virgin Islands

Emulex Italia S.r.l.                                      Italy

InterConnections, Inc.                                    Washington

Emulex Australia Pty. Limited                             Australia

Emulex GMBH                                               Germany
